UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2018
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California Resources Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road, Suite 315 Santa Clarita, California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 16, 2018, California Resources Corporation (the “Company”) terminated its existing at-the-market program and Equity Distribution Agreement, dated as of November 17, 2017 (the “Former EDA”), with Morgan Stanley & Co. LLC (“Morgan Stanley”) and entered into a new at-the-market program and new Equity Distribution Agreement (the “New EDA”) with Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and SG Americas Securities, LLC (the “Managers”).
The new at-the-market program does not increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), available for issuance thereunder by the Company from that which was available at the time of termination under the prior at-the-market program.
The Former EDA allowed the Company to issue and sell, from time to time, through Morgan Stanley up to an aggregate amount of 6,000,000 shares of Common Stock. No shares of Common Stock were sold under the Former EDA and the Company has no further obligations thereunder. Pursuant to the terms of the New EDA, the Company may sell from time to time through the Managers as the Company’s sales agents up to an aggregate amount of 6,000,000 shares of Common Stock (the “Shares”).
Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed by the Company and the Managers.
The Company intends to use the net proceeds from any offerings for general corporate purposes, which may include, among other things, (i) redeeming or repurchasing some of our outstanding senior notes and senior secured second lien notes or repaying other outstanding indebtedness, (ii) funding capital expenditures, (iii) acquisitions and (iv) additions to working capital.
Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-228426), filed on November 16, 2018.
The New EDA contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The summary of the New EDA in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto. Legal opinions relating to the Shares are included in Exhibit 5.1 hereto.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 with respect to the termination of the Former EDA is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibits

1.1
Equity Distribution Agreement, dated November 16, 2018, by and between the Company, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and SG Americas Securities, LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Shares.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: November 16, 2018